                      SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

Date of Report(Date of earliest event reported)   September 8, 1998
                                               --------------------------------


                           Biochem International Inc.
-------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


Delaware                          0-10005                        39-1272816
-------------------------------------------------------------------------------
(State or other                 (Commission                       (IRS Employer
jurisdiction of                 File Number)                      Identification
incorporation)                                                    Number)


N7 W22025 Johnson Road, Waukesha, Wisconsin                       53186
-------------------------------------------------------------------------------
(Address of principal executive offices)                           (Zip Code)


Registrant's telephone number, including area code    (414) 542-3100
                                                  -----------------------------

N/A
-------------------------------------------------------------------------------
(Former name or former address, if changed since last report)

ITEM 5.   OTHER EVENTS.

     The registrant issued the following press release on September 8, 1998:


"FOR IMMEDIATE RELEASE                           Contact: Mary Hamkins
                                                          414-542-3100


Waukesha, Wisconsin
September 8, 1998

BIOCHEM INTERNATIONAL INC. (BCI) of Waukesha, Wisconsin, has entered into acquisition discussions with Smiths Industries plc, a United Kingdom based avionics, medical systems and specialized industrial products manufacturer, for the acquisition of the Company at an indicated value of $83 million. Based on the Company's current outstanding capitalization, this would provide a price of approximately $6.30 per share to the Company's shareholders.

Following preliminary discussions with the Company and its principal shareholders (together holding three-quarters of BCI's outstanding common stock) the parties are negotiating an agreement to merge BCI into a Smiths Industries US subsidiary. The negotiations are based on 100% of the share capital, payable in cash and subject to the outcome of due diligence inquiries currently in progress. BCI has net assets of $22 million, including $10 million of cash. For the year ended June 30, 1998, the Company earned operating profits of $7.3 million.

"While there are a number of legal qualifications and conditions for completion of the acquisition, such as the approval by BCI shareholders following normal SEC procedure and US regulatory approval under the Hart-Scott-Rodino Act, we wanted our shareholders, customers and suppliers to be fully aware of the current interest being focused on the Company," noted David H. Sanders, Chairman and CEO of BCI. "We look forward to assisting Smiths and its representatives with these matters to conclude the transaction as soon as possible."

BCI designs, manufactures and distributes, on a world-wide basis, a broad range of patient monitoring equipment used in the monitoring of respiration, blood gases, exhaled gases, anesthetic agent gases and related cardiovascular/ pulmonary functions, primarily through non-invasive real time monitoring. Through its SurgiVet subsidiary, the Company has recently extended its product line for use in the rapidly growing veterinary markets, including gas anesthesia machines, ventilator products and related accessories.

Smiths Industries, through its Smiths Industries Medical Systems Group, is one of the world's leading suppliers of medical devices and equipment targeted mainly for use in operating rooms, intensive care units and critical care departments in hospitals, but also has significant shares of a number of specialist niche markets in home health care, dentistry and veterinary supplies.

BCI employs around 120 people and has an experienced senior management team who will remain with the Company at its present location as part of Smiths Industries.

Biochem International is traded on the over the counter Bulletin Board as BCHM."



                            [signature page follows]

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                       BIOCHEM INTERNATIONAL INC.
                                       (Registrant)

DATE: September 8, 1998                By: /s/ David H. Sanders
                                           -------------------------------

                                       Name: David H. Sanders
                                       Title: Chairman